Exhibit 5.2

A LIMITED LIABILITY PARTNERSHIP TELEPHONE: +44 (0)20-7959-8900 FACSIMILE: +44 (0)20-7959-8950 WWW.SULLCROM.COM	One New Fetter Lane London EC4A 1AN, England ______________________ BRUSSELS • FRANKFURT • PARIS LOS ANGELES • NEW YORK • PALO ALTO • WASHINGTON, D.C. BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

August 3, 2026

Stellantis N.V.,
Taurusavenue 1,
2132 LS Hoofddorp,
The Netherlands.

Stellantis Finance US Inc.,
1000 Chrysler Drive,
Auburn Hills, MI 48326, USA.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”), of an indeterminate aggregate amount of (i) debt securities (the “Debt Securities”) of Stellantis N.V., a public limited liability company incorporated under the laws of The Netherlands (“Stellantis”) and of Stellantis Finance US Inc., a Delaware corporation (“Stellantis Finance”) and, in the case of the Debt Securities of Stellantis Finance, the related guarantees (the “Guarantees”) of such Debt Securities by Stellantis and (ii) common shares (the “Common Shares”), nominal value EUR 0.01 per share, of Stellantis, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, it is our opinion that:
Sullivan & Cromwell LLP carries on business in England and Wales through Sullivan & Cromwell MNP LLP, a registered limited liability partnership established under the laws of the State of New York. The personal liability of our partners is limited to the extent provided in such laws. Additional information is available upon request or at www.sullcrom.com. Sullivan & Cromwell MNP LLP is authorized and regulated by the Solicitors Regulation Authority (Number 00308712). A list of the partners’ names and professional qualifications is available for inspection at 1 New Fetter Lane, London EC4A 1AN. All partners are either registered foreign lawyers or solicitors.

Stellantis N.V.
Stellantis Finance US Inc.

(i) when the Registration Statement on Form F-3 (the “Registration Statement”) has become effective under the Act, the indenture relating to the Debt Securities of Stellantis has been duly authorized, executed and delivered by the parties thereto in substantially the form filed as Exhibit 4.1 to the Registration Statement (the “Stellantis Indenture”), the terms of the Debt Securities of Stellantis and of their issuance and sale have been duly established in conformity with the Stellantis Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Stellantis, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Stellantis, and the Debt Securities of Stellantis have been duly executed and authenticated in accordance with the Stellantis Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities of Stellantis will constitute valid and legally binding obligations of Stellantis, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
(ii) when the Registration Statement has become effective under the Act, the Indenture relating to the Debt Securities of Stellantis Finance has been duly authorized, executed and delivered by the parties thereto in substantially the form filed as Exhibit 4.3 to the Registration Statement (the “Stellantis Finance Indenture”), the terms of the Debt Securities of Stellantis Finance and the related Guarantees and of their issuance and sale have been duly established in conformity with the Stellantis Finance Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Stellantis Finance or Stellantis, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Stellantis Finance or Stellantis, as applicable, and the Debt Securities of Stellantis Finance and the related Guarantees have been duly executed and, in the case of the Debt Securities of Stellantis Finance, authenticated in accordance with the Stellantis Finance Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities of Stellantis Finance will

Stellantis N.V.
Stellantis Finance US Inc.

constitute valid and legally binding obligations of Stellantis Finance and the Guarantees by Stellantis will constitute valid and legally binding obligations of Stellantis, in each case, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Debt Securities, the Guarantees and the Common Shares.
We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit or the related Guarantee in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated or the related Guarantee into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Debt Security or related Guarantee denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security or Guarantee would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security or Guarantee is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For the purposes of our opinion, we have assumed that (i) Stellantis has been duly incorporated and is a validly existing public limited liability company (naamloze vennootschap) under the laws of The Netherlands, (ii) the Stellantis Indenture and the Stellantis Finance Indenture will be duly authorized, executed and delivered by Stellantis under the laws of the The Netherlands, (iii) the

Stellantis N.V.
Stellantis Finance US Inc.

execution and delivery of the Stellantis Indenture and the Stellantis Finance Indenture will not result in any breach or violation of, or conflict with, any Dutch statute, rule or regulation and (iv) the provisions of the Stellantis Indenture and the Stellantis Finance Indenture designating the law of the State of New York as the governing law of such indenture will be valid and binding on
Stellantis under the laws of The Netherlands. With respect to all matters of Dutch law, we note that you have received an opinion, dated the date hereof, of De Brauw Blackstone Westbroek N.V.
We have relied as to certain factual matters on information obtained from public officials, officers of Stellantis and Stellantis Finance and other sources believed by us to be responsible.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP